Exhibit 10.32

GRANT OF SECURITY INTEREST IN INTELLECTUAL PROPERTY

THIS GRANT OF SECURITY INTEREST IN INTELLECTUAL PROPERTY is made as of November 17, 2010 (as amended, restated, supplemented and/or modified from time to time, this “Grant”), by ANALYTICA INTERNATIONAL, INC., a Florida corporation (the “Grantor”), in favor of LV ADMINISTRATIVE SERVICES, INC., a Delaware corporation, as administrative and collateral agent for the Lenders (the “Secured Party”).

W I T N E S S E T H

WHEREAS, as of the date hereof, and pursuant to that certain Term Loan and Security Agreement dated as of November 17, 2010 (as amended, restated, supplemented and/or modified from time to time, the “Biovest Security Agreement”) by and among Biovest International, Inc. (“Biovest”), the Lenders party thereto and the Secured Party, Biovest has made and delivered to the Lenders certain Secured Term A Notes in an aggregate principal amount of $24,900,000 (“Term A Notes”), and certain Secured Term B Notes in an aggregate principal amount of $4,160,000 (“Term B Notes” and together with the Term A Notes, the “Biovest Term Notes”);

WHEREAS, as of the date hereof, and pursuant to that certain Term Loan and Security Agreement dated as of November 17, 2010 (as amended, restated, supplemented and/or modified from time to time, the “Accentia Security Agreement”) by and among Accentia Biopharmaceuticals, Inc. (“Accentia”), the Lenders party thereto and the Secured Party, Accentia has made and delivered to the Lenders certain Secured Term Notes in the aggregate principal amount of $8,800,000 (the “Accentia Term Notes”);

WHEREAS, pursuant to that certain Analytica Guaranty dated the date hereof, Grantor has guaranteed the obligations of Accentia under the Biovest Security Agreement (as limited) and the Accentia Security Agreement;

WHEREAS, the Grantor shall derive substantial benefit from the financial accommodations provided to Accentia under the Biovest Term Notes and the Accentia Term Notes;

WHEREAS, the Grantor (1) has adopted, used and is using the trademarks reflected in the trademark registrations and trademark applications in the United States Patent and Trademark Office more particularly described on Schedule 1 annexed hereto as part hereof (the “Trademarks”), (2) has registered or applied for registration in the United States Patent and Trademark Office of the patents more particularly described on Schedule 2 annexed hereto as part hereof (the “Patents”), (3) has adopted, used and is using the copyrights and copyright licenses (whether registered or unregistered with the United States Copyright Office) more particularly described on Schedule 3 annexed hereto as part hereof (the “Copyrights”), and (4) has adopted, used and is using all other intellectual property not covered by the foregoing, including any and all of the following: (i) patents, (ii) trademarks, (iii) copyrights, (iv) patent licenses, (v) copyright licenses, (vi) trade secrets, (vii) all intellectual property rights in or to software, databases and data collections, (viii) know how, and (ix) all domain names, together with all registrations and applications for registration for any of the foregoing (the

“Miscellaneous Property” and collectively with the Trademarks, Patents and Copyrights, the “Intellectual Property”); and

WHEREAS, the Grantor wishes to confirm its grant to the Secured Party of a security interest in all right, title and interest of the Grantor in and to the Intellectual Property, and all proceeds thereof, together with the business as well as the goodwill of the business symbolized by, or related or pertaining to the Intellectual Property, and the customer lists and records related to the Intellectual Property and all causes of action which may exist by reason of infringement of any of the Intellectual Property (collectively, the “Collateral”), to secure the satisfaction and discharge of all of Grantor’s obligations under the Analytica Security Agreement and the Analytica Guaranty (collectively, the “Grantor Obligations”).

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged:

1.        Capitalized terms used in this Grant but not otherwise defined herein shall have the meanings ascribed to them in the Biovest Security Agreement.

2.        The Grantor does hereby grant to the Secured Party a security interest in the Collateral to secure the full and prompt payment, performance and observance of the Grantor Obligations.

3.        The Grantor agrees to perform, so long as the Analytica Security Agreement and the Analytica Guaranty are in effect, all acts deemed necessary or desirable by the Secured Party to permit and assist it, at the Grantor’s expense, in obtaining and enforcing the Intellectual Property in any and all countries. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings. The Grantor hereby appoints the Secured Party as the Grantor’s attorney-in-fact to execute and file any and all agreements, instruments, documents and papers as the Secured Party may determine to be necessary or desirable to evidence the Secured Party’s security interest in the Intellectual Property or any other element of the Collateral, all acts of such attorney-in-fact being hereby ratified and confirmed.

4.        The Grantor acknowledges and affirms that the rights and remedies of the Secured Party with respect to the security interest in the Collateral granted hereby are more fully set forth in the Analytica Security Agreement and the Analytica Guaranty, and the rights and remedies set forth herein are without prejudice to, and are in addition to, those set forth in the Analytica Security Agreement and the Analytica Guaranty. In the event that any provisions of this Grant are deemed to conflict with the Analytica Security Agreement or the Analytica Guaranty, the provisions of the Analytica Security Agreement or the Analytica Guaranty, as applicable, shall govern.

5.        The Grantor hereby authorizes the Secured Party to file all such financing statements or other instruments to the extent required by the UCC and agrees to execute all such other documents, agreements and instruments as may be required or deemed necessary by the Secured Party, in each case for purposes of effecting or continuing Secured Party’s security interest in the Collateral.

6.        This Grant may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. It is understood and agreed that if facsimile copies of this Grant bearing facsimile signatures are exchanged between the parties hereto, such copies shall in all respects have the same weight, force and legal effect and shall be fully as valid, binding, and enforceable as if such signed facsimile copies were original documents bearing original signature.

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IN WITNESS WHEREOF, the undersigned have caused this Grant of Security Interest in Intellectual Property to be executed as of the day and year first above written.

ANALYTICA INTERNATIONAL, INC.

By:	/s/ Samuel S. Duffey

Name:	Samuel S. Duffey
Title:	President

ACCEPTED and AGREED:

LV ADMINISTRATIVE SERVICES, INC.

By:	/s/ Patrick Regan

Name:	Patrick Regan

Title:	Authorized Signatory

SCHEDULE 1

Trademarks

None

SCHEDULE 2

Patents

None

SCHEDULE 3

Copyrights

None